Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2014 relating to the combined financial statements and financial statement schedule, which appears in Keysight Technologies, Inc.’s Registration Statement on Form 10, as amended (001-36334).

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 21, 2014